AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                      AND
               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC ("S&P"), a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of JNL Series Trust ("Trust").

     WHEREAS, S&P has been terminated as Sub-Adviser for certain funds of the Trust, and the parties wish to amend the Agreement in order to remove the following funds: 1) the JNL/S&P Disciplined Moderate Fund; 2) the JNL/S&P Disciplined Moderate Growth Fund; and 3) the JNL/S&P Disciplined Growth Fund.

     WHEREAS, Schedule A and Schedule B to the Agreement must be amended to remove the above-referenced funds.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1.	Schedule  A  to  the  Agreement  is  hereby  deleted and replaced in its entirety  with  Schedule  A  dated  August  29,  2011,  attached  hereto.

     2.	Schedule  B  to  the  Agreement  is  hereby  deleted and replaced in its entirety  with  Schedule  B  dated  August  29,  2011,  attached  hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of July 5, 2011, effective as of August 29, 2011.


JACKSON NATIONAL ASSET
MANAGEMENT, LLC
By: /s/ Mark D. Nerud
Name:  Mark D. Nerud
Title: President and CEO
Date: June 17, 2011

STANDARD & POOR'S
INVESTMENT ADVISORY SERVICES LLC

By:/s/ Robert Barriera
Name:  Robert Barriera
Title: President
Date: July 5, 2011

                                   SCHEDULE A
                                AUGUST 29, 2011
                                    (Funds)

                          JNL/S&P Managed Growth Fund
                       JNL/S&P Managed Conservative Fund
                      JNL/S&P Managed Moderate Growth Fund
                         JNL/S&P Managed Moderate Fund
                     JNL/S&P Managed Aggressive Growth Fund
                       JNL/S&P Competitive Advantage Fund
                     JNL/S&P Dividend Income & Growth Fund
                          JNL/S&P Intrinsic Value Fund
                            JNL/S&P Total Yield Fund


                   SCHEDULE B AUGUST 29, 2011 (Compensation)


                                     FUNDS

                          JNL/S&P Managed Growth Fund
                       JNL/S&P Managed Conservative Fund
                      JNL/S&P Managed Moderate Growth Fund
                         JNL/S&P Managed Moderate Fund
                    JNL/S&P Managed Aggressive Growth Fund

ASSETS                                                               ANNUAL RATE

$0 to $2.5 Billion                                                   0.05%
Over $2.5 Billion 	                                                 0.04%

The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.


                       JNL/S&P Competitive Advantage Fund
                     JNL/S&P Dividend Income & Growth Fund
              JNL/S&PIntrinsic Value Fund JNL/S&P Total Yield Fund

ASSETS                                                               ANNUAL RATE

$0 to $1Billion                                                      0.08%
Next $2 Billion                                                      0.07%
Over $3 Billion	                                                     0.05%

The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.